Exhibit 99.1

PRESS RELEASE

Contact: Michele Harrison
          Vice President, Investor Relations (314-633-4282)

Panera Bread Reaffirms Previously Issued Third Quarter 2008
Earnings Guidance and Announces Third Quarter Earnings Release Date

St. Louis, MO, September 15, 2008 – Panera Bread Company (Nasdaq:PNRA) today affirmed its fiscal third quarter 2008 target of $0.42 to $0.44 earnings per diluted share that was previously issued on July 22, 2008.

The Company will report its third quarter 2008 earnings after the market close on Tuesday, October 21, 2008. The Company will discuss its third quarter 2008 results in a call that will be broadcast on the Internet at 8:30am Eastern Time on Wednesday, October 22, 2008. To view a copy of the release (when issued) and to access the webcast, go to http://www.panerabread.com/investor or call 1-877-795-3648 and enter pass code 8362854. Access to the call and the release will be archived for one year.

Panera Bread Company owns and franchises 1,200 bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names as of June 24, 2008. With its identity rooted in handcrafted, fresh-baked, artisan bread, Panera Bread is committed to providing great tasting, quality food that people can trust. Highlighted by antibiotic free chicken, whole grain bread, select organic and all-natural ingredients and a menu with zero grams added trans fat, Panera’s bakery-cafe selection offers flavorful, wholesome offerings. The menu includes a wide variety of year-round favorites, complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the country, guests are enjoying Panera’s warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free internet access provided through a managed WiFi network. At the close of each day, Panera Bread bakery-cafes donate bread and baked goods to community organizations in need. Additional information is available on the Company’s website, http://www.panerabread.com. Panera also holds a 51% interest in Paradise Bakery & Café, Inc., owner and franchisor of 70 bakery-cafes as of June 24, 2008.

Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include, but are not limited to, the following: inability to execute our growth strategy, including, among other things, variations in the number, timing, and successful nature of Company-owned and franchise-operated bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; loss of a member of senior management; inability to recruit qualified personnel; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with the acquisition of franchise-operated bakery-cafes; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may effect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 25, 2007 and its quarterly reports on Form 10-Q.